Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 16, 2014, Emerson Electric Co. ("Emerson") and Bel Fuse Inc. ("Bel", the "Company", "we", or "our") announced the execution of a definitive agreement in which Emerson would sell its Emerson Network Power Connectivity Solutions business ("Connectivity Solutions" or "CS") to Bel for $105 million including working capital adjustments (the "CS Transaction").  The CS Transaction closed in two stages.  The purchase of the U.S. and U.K. subsidiaries closed on July 25, 2014 and the purchase of the China subsidiary closed on August 29, 2014.  These pro forma financial statements combine the financial information of all subsidiaries within the CS Transaction.

 On June 19, 2014, Bel completed its acquisition of the Power-One Power Solutions ("Power Solutions" or "PS") business of ABB Ltd, ("ABB") pursuant to a Stock Purchase Agreement with Power-One, Inc. ("Power-One") and PWO Holdings B.V. ("PWO Holdings" and, together with Power-One, collectively, the "Sellers").  Bel paid approximately $117 million in cash on a cash and debt-free basis.

 On June 19, 2014, the Company had entered into a senior Credit and Security Agreement (the "New Secured Credit Agreement") with KeyBank National Association ("KeyBank"), as administrative agent, swing line lender and issuing lender, and the other lenders identified therein.  The Company is the borrower under the New Secured Credit Agreement, which consists of (i) a $50 million revolving credit facility, (ii) a $145 million term loan facility ("Term Loan") and (iii) a $70 million delayed draw term loan ("Delayed Draw Term Loan"). Concurrent with its entry into the New Secured Credit Agreement, the Company borrowed under the New Secured Credit Agreement to complete its acquisition of PS business from ABB.   On July 25, 2014, the Company borrowed under the New Secured Credit Agreement to complete its acquisition of the U.S. and U.K. Connectivity Solutions subsidiaries of Emerson. The Term Loan borrowing of $145 million was applied to the acquisition of the PS business and the combined borrowings of $90 million were applied to the acquisition of the CS business ($70 million related to the Delayed Draw Term Loan and $20 million in borrowings under the revolving credit facility). The CS Transaction was funded with the aforementioned borrowings and $12 million in cash paid by the Company.

On July 25, 2013, ABB completed its acquisition of Power-One, which was a former U.S. based, publicly-held corporation and which included the PS business. Due to the change in control of Power-One, its assets and liabilities were remeasured to fair value as of July 25, 2013 to reflect ABB's basis in the assets and liabilities of Power-One. The new basis of accounting recorded by ABB upon acquisition of Power-One was pushed down to the combined carve-out financial statements of Power Solutions as of July 25, 2013. This acquisition of Power-One by ABB on July 25, 2013 results in a split presentation of the Power Solutions business during 2013.  The period prior to the acquisition by ABB is referred to as the Predecessor period and the period subsequent to the acquisition by ABB is referred to as the Successor period.

Because we now control both the PS and CS businesses, we have applied acquisition accounting as if both transactions closed as of January 1, 2013. Our preliminary purchase price has been allocated to the respective assets and liabilities based on current estimates and currently available information and is subject to revision based on final determinations of fair value and the final allocation of purchase price to the assets and liabilities of the respective businesses.

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and for the six month period ended June 30, 2014, give effect to our acquisitions of Power Solutions and Connectivity Solutions and the financing obtained to fund these acquisitions.  The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to or remove the effect of events that are (1) directly attributable to these acquisitions, (2) factually supportable, and (3) expected to have a continuing impact on our results.  The unaudited pro forma condensed combined statements of operations do not reflect any of Bel management's expectations for revenue enhancements, cost savings from the combined companies' operating efficiencies, synergies or other restructurings, or the costs and related liabilities that would be incurred to achieve such revenue enhancements, cost savings from operating efficiencies, synergies or restructurings, which could result from the these acquisitions.

The following pro forma financial information is based on our historical consolidated financial statements and the historical combined financial statements of Power Solutions and Connectivity Solutions and is intended to provide you with information about how each transaction might have affected our historical consolidated statement of operations if it had both transactions closed as of January 1, 2013.  We have not presented a pro forma balance sheet herein, as the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2014, filed with the SEC on November 10, 2014, contains the information of Power Solutions and Connectivity Solutions, including a preliminary allocation of purchase price to the assets and liabilities acquired, as of September 30, 2014.

The pro forma financial information below is based on available information and assumptions that we believe are reasonable.  The pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what our results of operations would have been had the transactions occurred on the date indicated.  The pro forma financial information also should not be considered representative of our future financial condition or results of operations.

BEL FUSE INC. AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(dollars in thousands, except per share data)

	Historical					Pro Forma Adjustments
		Power Solutions			Connectivity
	Bel Fuse Inc.	Successor	Predecessor	Combined	Solutions	Bel/Power		Bel/Connectivity
	12 Months Ended	July 26 -	January 1 -	12 Months Ended	12 Months Ended	Solutions		Solutions
	December 31,	December 29,	July 25,	December 29,	September 30,	Acquisition		Acquisition		Pro Forma
	2013	2013 (2a)	2013 (2a)	2013	2013 (2b)	Related & Other	Note	Related & Other	Note	Combined

Net sales	$349,189	$110,483	$141,033	$251,516	$85,268	-		-		$685,973

Costs and expenses:
Cost of sales	286,888	104,997	121,315	226,312	52,328	(3,034)	3a		6a	562,494
Selling, general and administrative	45,826	23,872	30,872	54,744	24,489	765	3b, 3c, 4b	3,141	5b, 5c, 6b	128,965
Litigation charges	41	-	4,267	4,267	-					4,308
Other deductions (income), net	-	-	-	-	194	-		-		194
Restructuring charges	1,387	-	-	-	-	-		-		1,387
	334,142	128,869	156,454	285,323	77,011	(2,269)		3,141		697,348

Income (loss) from operations	15,047	(18,386	(15,421	(33,807)	8,257	2,269		(3,141)		(11,375)
Interest expense	(156)	-	-	-		(5,494)	3f	(2,606)	5d	(8,256)
Interest income and other, net	274	(861	891	30	685	-		(685)	5e	304

Earnings (loss) before (benefit) provision for income taxes
and equity in loss of joint venture	15,165	(19,247	(14,530	(33,777)	8,942	(3,225)		(6,432)		(19,327)
(Benefit) provision for income taxes	(743)	24,730	5,709	30,439	2,958	-	3g	-	5f	32,654

Equity in loss from joint venture	-	-	(2,355	(2,355)	-					(2,355)

Net earnings (loss)	$15,908	$(43,977	$(22,594	$(66,571)	$5,984	$(3,225)		$(6,432)		$(54,336)

Earnings per share:
Class A common share - basic and diluted	$1.32									$(4.60)
Class B common share - basic and diluted	$1.41									$(4.80)

Weighted-average shares outstanding:
Class A common share - basic and diluted	2,174,912									2,174,912
Class B common share - basic and diluted	9,239,646									9,239,646

BEL FUSE INC. AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2014
(dollars in thousands, except per share data)

	Historical			Pro Forma Adjustments
			Connectivity
	Bel Fuse Inc.	Power Solutions	Solutions			Connectivity
	6 Months Ended	Period From	6 Months Ended	Power Solutions		Solutions
	June 30,	January 1, 2014 -	June 30,	Acquisition		Acquisition		Pro Forma
	2014	June 19, 2014 (2a)	2014 (2b)	Related & Other	Note	Related & Other	Note	Combined

Net sales	$182,085	$96,406	$39,325					$317,816

Costs and expenses:
Cost of sales	150,069	84,583	24,432	(4,745)	3a, 3d	-	6a	254,339
Selling, general and administrative	24,365	16,251	11,874	(1,029)	3b, 3c, 3e, 4a, 4b	1,138	5a, 5b, 5c, 6b	52,600
Restructuring charges	1,056	-	-	-		-		1,056
	175,490	100,834	36,306	(5,774)		1,138		307,994

Income from operations	6,595	(4,427)	3,019	5,774		(1,138)		9,822
Interest expense	(255)	(168)	-	(2,446)	3f	(1,233)	5d	(4,102)
Interest income and other, net	100	40	303	-		(311)	5e	132

Earnings before provision for income taxes	6,440	(4,556)	3,322	3,328		(2,682)		5,852
Provision for income taxes	872	(369)	1,144	-	3g	-	5f	1,647

Net earnings	$5,568	$(4,187)	$2,178	$3,328		$(2,682)		$4,205

Earnings per share:
Class A common share - basic and diluted	$0.45							$0.35
Class B common share - basic and diluted	$0.49							$0.37

Weighted-average shares outstanding:
Class A common share - basic and diluted	2,174,912							2,174,912
Class B common share - basic and diluted	9,333,460							9,333,460

NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(1)   Basis of Presentation

The unaudited pro forma condensed combined statements of operations have been prepared using the historical consolidated financial statements of Bel, the historical combined carve-out financial statements of Power Solutions and the historical combined carve-out financial statements of Connectivity Solutions.  Bel's operating results for the year ended December 31, 2013 reflect the operating results of TRP and Array, acquired by Bel in March and August 2013, respectively, only for the periods from their respective acquisition dates.  The pro forma statement of operations for the year ended December 31, 2013 does not contain the pro forma effects of the TRP and Array acquisitions.

Because we now control Power Solutions and Connectivity Solutions, we have applied acquisition accounting as if both acquisitions had closed as of January 1, 2013. Our preliminary purchase price has been allocated to the respective assets and liabilities based on current estimates and currently available information and is subject to revision based on final determinations of fair value and the final allocation of purchase price to the assets and liabilities of the respective businesses. Purchase accounting adjustments are further described in Notes 3 and 5 below.

In addition to presenting Bel's operations as reported in our historical financial statements, our unaudited condensed combined pro forma statement of operations for the year ended December 31, 2013 includes the combined results of Power Solutions for the 12 months ended December 29, 2013 as well as the combined results of Connectivity Solutions for the 12 months ended September 30, 2013.  The pro forma statement of operations for the six months ended June 30, 2014 include the combined historical results of Bel, Power Solutions and Connectivity Solutions for the six month period ended June 30, 2014.   We believe presenting these combined results is useful in illustrating the presentation of our pro forma condensed combined statement of operations for the pro forma periods presented.

(2)	Conformity Adjustments

(a)	Power Solutions

Certain reclassifications have been made to the historical presentation of Power Solutions to conform to the presentation used in our condensed consolidated statements of operations and the unaudited pro forma financial information as follows:

	Six Months Ended		Year Ended
	June 30, 2014		December 31, 2013
	Classification in	Reclassification to	Classification in	Reclassification to
	Power Solutions	Conform to Bel Fuse	Power Solutions	Conform to Bel Fuse
	Financial Statements	Financial Statements	Financial Statements	Financial Statements

Research & Development Expenses:
Operating expenses	$7,520		$16,040
Cost of goods sold		$7,520		$16,040

Gain (loss) due to foreign exchange
Other income (expense)	$-		$(1,230)
Selling, general and administrative expense		$-		$(1,230)
Amortization of deferred financing costs

(b)	Connectivity Solutions

Conforming Periods

 The latest interim period for Bel prior to the CS acquisition is the second quarter results for the six-month period ended June 30, 2014, while the audited carve-out financials contained in Exhibit 99.1 of this Form 8-K/A2 include the ten-month period ended July 25, 2014.  In order for the unaudited interim pro forma results to be comparable, such interim results of Bel, PS and CS must only reflect six months.  Accordingly, CS's historical financial information for the statement of operations covering the three-month period ended December 31, 2013 and the 25-day period ending July 25, 2014 have been excluded, as follows:

	Ten Months	Three Months	25-day Period	Six Months
	Ended	Ended	Ended	Ended
	July 25,	December 31,	July 25,	June 30,
	2014	2013	2014	2014
	(A)	(B)	(C)	(D) = (A)-(B)-(C)

Net sales	$62,867	$18,001	$5,877	$38,989

Costs and expenses:
Cost of sales	39,000	11,247	3,321	24,432
Selling, general and administrative	19,023	5,884	1,757	11,382
Other deductions (income), net	644	271	209	164
Interest income, net	(533)	(168)	(54)	(311)
	58,134	17,234	5,233	35,667

Earnings before provision for income taxes	4,733	767	644	3,322
Provision for income taxes	1,630	264	222	1,144

Net earnings	$3,103	$503	$422	$2,178

Reclassification Adjustments

Certain reclassifications have been made to the historical presentation of Connectivity Solutions to conform to the presentation used in our condensed consolidated statements of operations and the unaudited pro forma financial information as follows:

	Six Months Ended		Year Ended
	June 30, 2014		December 31, 2013
	Classification in	Reclassification to	Classification in	Reclassification to
	Connectivity Solutions	Conform to Bel Fuse	Connectivity Solutions	Conform to Bel Fuse
	Financial Statements	Financial Statements	Financial Statements	Financial Statements

Amortization of intangibles:
Other deductions (income), net	$492		$1,020
Selling, general and administrative expense		$492		$1,020

Royalty income:
Other deductions (income), net	(336)		(707)
Revenue		(336)		(707)

Fixed asset impairment:
Other deductions (income), net	$-		$127
Cost of goods sold		$-		$127

(3)	Transaction-Related Adjustments – Power Solutions

(a)
Represents Bel's purchase accounting adjustment for estimated incremental amortization expense of $1.4 million for the year ended December 31, 2013 and less than $0.1 million for the six months ended June 30, 2014 resulting from $19.6 million of estimated fair value adjustments related to developed technology and license agreements acquired by Bel.  These adjustments represent the reversal of previously recorded amortization by ABB and the inclusion of Bel's amortization based on its fair value estimates of the developed technology and license agreements acquired.  Finite-lived intangible assets are amortized on a straight line basis over an estimated useful life of 8 years.  Also represents the reversal of a non-recurring inventory step-up of $4.4 million.

(b)
Represents Bel's purchase accounting adjustments including estimated incremental depreciation expense of $0.3 million for the year ended December 31, 2013 resulting from estimated fair value adjustments to property, plant and equipment of $8 million with remaining useful lives ranging from 3 to 20 years.  Also represents Bel's purchase accounting adjustment for estimated incremental amortization expense of $1.1 million and $0.5 million for the year ended December 31, 2013 and the six months ended June 30, 2014, respectively, resulting from $12.7 million of estimated fair value adjustments to customer relationships and non-compete agreements acquired by Bel.

(c)
Represents an adjustment related to amortization on trade names included in the carve-out financials as compared to the trade names actually acquired by Bel.  The value of the trade names are included in the Power Solutions carve-out financials, along with the associated amortization on these trade names since ABB's acquisition in July 2013.  Bel's acquisition of the Power Solutions business of Power-One did not include the Power-One trade name.  As such, this pro forma adjustment removes amortization expense related to the Power-One trade name of $0.6 million for the year ended December 31, 2013 and $0.6 million for the six months ended June 30, 2014.

(d)	Represents the reversal of non-recurring employee-related expense incurred in connection with the acquisition of PS by Bel.

(e)
In connection with the acquisition, we have incurred and will continue to incur acquisition-related costs, including fees paid to professional advisors for legal and accounting services and other fees, which have been adjusted in the pro forma results above.  This pro forma adjustment includes the reversal of $1.0 million of acquisition-related costs incurred in connection with the Power Solutions acquisition during the six months ended June 30, 2014.  During the nine months ended September 30, 2014, the Company incurred $3.6 million of acquisition-related costs associated with this acquisition, with further costs expected to be reported during the fourth quarter of 2014.

(f)
Represents net increases in interest expense of $5.5 million during the year ended December 31, 2013 and $2.4 million during the six months ended June 30, 2014 related to the Term Loan and Bel's revolving credit facility, consisting of:

	Six Months Ended	Year Ended
	June 30,	December 31,
	2014	2013

$145 million Term Loan, matures on June 19, 2019, at a weighted
average interest rate of 2.99% and 3.01%, respectively	$2,026	$4,307
Commitment fees on the revolving credit facility of the five-year
credit agreement at 0.35% of the undrawn balance of $50 million	88	175
Amortization of deferred financing costs	567	1,134
Subtotal	$2,681	$5,616
Less: Amounts included in Bel's historical statement of operations
related to prior revolving credit facility	(235)	(122)
Total	$2,446	$5,494

The interest rates noted in the table above related to the Term Loan represent the weighted-average 3-month LIBOR rate for the period presented, plus the current margin in effect per the terms of the credit agreement.  An increase in the interest rate by 1/8 percent would result in an increase in interest expense of less than $0.1 million and $0.2 million during the six months ended June 30, 2014 and the year ended December 31, 2013, as compared to the interest expense amounts depicted above.

(g)
A zero tax effect has been provided on the pro forma adjustments since the entities affected by the adjustments are in a full valuation allowance position and any tax effect of the pro forma adjustments would be offset by an adjustment to the valuation allowance.

(4)	Items Not Adjusted in Unaudited Pro Forma Financial Information – Power Solutions

(a)
We have not adjusted depreciation expense related to property, plant and equipment during the six months ended June 30, 2014, as we believe the fair value adjustments recorded if Bel had acquired Power Solutions on January 1, 2013 would reflect similar fair values to those recorded by ABB in connection with its July 2013 acquisition of Power-One.  The historical statement of operations for Power Solutions for the six months ended June 30, 2014 already includes additional depreciation based on ABB's fair value adjustments and we believe that any difference in Bel's calculation would be immaterial.

(b)
As a result of the PS Transaction, ABB will no longer provide a number of corporate services to the Power Solutions business, the cost of which was previously allocated in the historical financial statements of Power Solutions.  In the future, these services will be provided under new arrangements with Bel and third parties.  No adjustment has been reflected in the pro forma statements of operations for any differences between the amount of estimated costs that will be incurred as part of these new arrangements and the amounts of historically allocated corporate service costs from ABB, as the difference is not deemed material.

(5)	Transaction-Related Adjustments – Connectivity Solutions

(a)
In connection with the acquisition of Connectivity Solutions, we have incurred and will continue to incur acquisition-related costs, including fees paid to professional advisors for legal and accounting services and other fees, which have been adjusted in the pro forma results above.  This pro forma adjustment includes the reversal of $0.4 million of acquisition-related costs incurred in connection with the Connectivity Solutions acquisition during the six months ended June 30, 2014.  During the nine months ended September 30, 2014, the Company incurred $1.6 million of acquisition-related costs associated with this acquisition, with further costs expected to be reported during the fourth quarter of 2014.

(b)
Represents an estimated increase in amortization expense of $1.1 million and $2.3 million, for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively, as a result of the increase to the fair value of the finite-lived intangible assets related to developed technology, non-compete agreements and customer relationships.  These assets are amortized over estimated useful lives ranging from 3 to 19 years.

(c)
Represents an estimated increase in depreciation expense of $0.4 million and $0.9 million, for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively, as a result of the increase to the fair value of the property, plant and equipment. These assets are amortized over estimated useful lives of 5 years.

(d)
Represents a net increase in interest expense of $1.2 million and $2.6 million for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively, related to borrowings under Bel's New Secured Credit Agreement, consisting of:

	Six Months Ended	Year Ended
	June 30,	December 31,
	2014	2013

$70 million Delayed Draw Term Loan, matures on June 19, 2019, at
a weighted average interest rate of 2.99% and 3.01%, respectively	$987	$2,081
$20 million of borrowings under the revolving credit facility
a weighted average interest rate of 2.99% and 3.01%, respectively	282	595
Commitment fees on the revolving credit facility of the five-year
credit agreement at 0.35% of the undrawn balance of $30 million	52	105
Subtotal	$1,321	$2,781
Elimination of duplicate commitment fee included in 3(h) above	(88)	(175)
Total	$1,233	$2,606

The interest rates noted in the table above related to the Term Loan represent the weighted-average 3-month LIBOR rate for the period presented, plus the current margin in effect per the terms of the credit agreement.  An increase in the interest rate by 1/8 percent would result in an increase in interest expense of $0.1 million and $0.1 million during the six months ended June 30, 2014 and the year ended December 31, 2013, as compared to the interest expense amounts depicted above.

(e)
We have eliminated interest income of $0.3 million and $0.7 million and immaterial amounts of interest expense for the six months ended June 30, 2014 and the fiscal year ended September 30, 2013, respectively, related to receivables and payables with affiliated companies of the Connectivity Solutions business that were settled in connection with the CS Transaction.

(f)
A zero tax effect has been provided on the pro forma adjustments since the entities affected by the adjustments are in a full valuation allowance position and any tax effect of the pro forma adjustments would be offset by an adjustment to the valuation allowance.

(6)	Items Not Adjusted in Unaudited Pro Forma Financial Information – Connectivity Solutions

(a)
Bel increased Connectivity Solutions inventory by $2.4 million, to estimated fair value, at the acquisition date.  Cost of sales will increase by this amount during the first inventory turn subsequent to the acquisition date.  These costs are not included in the unaudited pro forma condensed consolidated statement of operations as they are considered non-recurring.

(b)
As a result of the CS Transaction, Emerson will no longer provide a number of corporate services to the Connectivity Solutions business, the cost of which was previously allocated in the historical financial statements of Connectivity Solutions.  In the future, these services will be provided under new arrangements with Bel and third parties.  No adjustment has been reflected in the pro forma statements of operations for any differences between the amount of estimated costs that will be incurred as part of these new arrangements and the amounts of historically allocated corporate service costs from Emerson, as the difference is not deemed material.